OSTROWITZ & OSTROWITZ, ESQS.
225 Gordons Corner Road
Suite 1-J
Manalapan, New Jersey 07726
(732) 446-2800
Attorneys for Plaintiff

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SOVERIGN BANK,                                     SUPERIOR COURT OF NEW JERSEY
                                                   LAW DIVISION: MONMOUTH COUNTY
                  Plaintiff,
                                                   DOCKET NO. L-3253-02
         -vs-
                                                   Civil Action
ARC COMMUNICATIONS, INC., and
ARC MESA EDUCATORS, INC.,                          STIPULATION OF DISMISSAL
                                                   WITH PREJUDICE AS TO THE
                           Defendants.             DEFENDANT ARC MESA
                                                   EDUCATORS, INC. ONLY
--------------------------------------------------x

     IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by and between the parties hereto, that the within action as against the defendant, ARC MESA EDUCATORS, INC. only, be and the same hereby is dismissed, with prejudice and without costs.

     IT IS FURTHER STIPULATED, CONSENTED TO AND AGREED, that the consideration for the within dismissal is the payment to the plaintiff of a substantial sum which is being applied against the outstanding obligations due and owing by ARC COMMUNICATIONS, INC. and guaranteed by ARC MESA EDUCATORS, INC. The within stipulation is specifically requested by ARC COMMUNICATIONS, INC. and ARC MESA EDUCATORS, INC., and the obligation of ARC COMMUNICATIONS, INC. shall continue to remain in full force and effect, unabated following the execution of this stipulation by all parties, no claim, counterclaim, third-party claim or defense shall be permitted, created nor raised by the execution hereof, the same does not impair any recourse which any party had or has against any party hereto, and any claim, counterclaim, third-party claim or defense which could be created or raised is hereby expressly waived.

DATED:  April 2, 20034/14/2003

WESTERMAN, BALL, EDERER,            OSTROWITZ & OSTROWITZ, ESQS.
MILLER & SHARFSTEIN, LLP



By: /s/ ALAN C. EDERER                           By:/s/ ALAN R. OSTROWITZ
   ------------------------                         ---------------------
        ALAN C. EDERER                              ALAN R. OSTROWITZ
Attorneys for Dedendants                         Attorneys for Plaintiff